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             EXHIBIT 10(i) TO SYMIX SYSTEMS, INC. 1998 FORM 10-K

                             SECOND AMENDMENT TO
               PROGRESS SOFTWARE APPLICATION PARTNER AGREEMENT

     SECOND AMENDMENT to the Progress Software Corporation Application Partner Agreement is effective as of the 1st day of July, 1998 ("Effective Date"), by and between Progress Software Corporation, a Massachusetts corporation with its principal place of business at 14 Oak Park, Bedford, Massachusetts 01730 ("PSC") and Symix Computer Systems, Inc., an Ohio corporation with its principal place of business at 2800 Corporate Exchange Drive, Columbus, Ohio 43231 ("AP" or "Symix").

     WHEREAS, PSC and AP entered into a Progress Software Application Partner Agreement effective as of February 8, 1995 (the "Agreement"); and

     WHEREAS, PSC and AP previously amended the Agreement by entering into an Amendment to the Agreement as of July 1, 1997 specifying special pricing for designated PSC products distributed by AP in conjunction with certain AP PROGRESS-based applications (the "Amendment");

     WHEREAS, AP desires to expand the geographic scope of the special pricing terms and conditions in the Amendment to apply on a worldwide basis, to specify additional terms and conditions pursuant to which AP will have the right to copy and distribute an evaluation version of certain PSC products in combination with an evaluation version of AP's PROGRESS-based application(s), and to obtain the right to distribute the WebSpeed transaction server product in conjunction with AP's SyteWeb application;

     WHEREAS, PSC is willing to agree, subject to the terms and conditions contained herein, to such expansion in the geographic territory of the special pricing terms and conditions in the Amendment, to grant AP the above-mentioned rights to copy and distribute the evaluation version of the designated PSC products, and to allow AP to distribute the WebSpeed transaction server product in conjunction with AP's SyteWeb application;

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized terms used but not defined in this Second Amendment shall have the same meaning as in the Agreement or the Amendment.

2. The terms and conditions of the Amendment shall continue in force during the term of this Second Amendment subject to the following:

     a. Section 4(a) of the Amendment limits the territory for the special pricing terms and conditions specified therein to North America. The parties agree that, as of the Effective Date of this Second Amendment, the territory will be expanded to apply on a worldwide basis.


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     b.   Section 4(b) of the Amendment specifies that: (i) AP has sole discretion to establish and maintain a price schedule for the Covered Application, (ii) AP is required to provide PSC with a copy of the price schedule and written notice of any updates thereto, and (iii) PSC has the right to modify AP's license and maintenance royalty formulas in the event AP substantially alters its pricing model, provided that such adjusted royalty formulas are not significantly different from the formulas set forth in the Amendment. In addition to the requirements already established under Section 4(b), in the event AP has different price schedules for installation locations outside the United States, AP shall provide PSC with a copy of each price schedule and written notice of any updates thereto.

     c. Section 4(c) of the Amendment states that the use of the Selected PSC Products by AP's customers shall be subject to the terms and conditions of PSC's End-User Product License Agreement. Such End-User Product License Agreement accompanies each Selected PSC Product. A copy of such End-User Product License Agreement was to be attached to the Amendment as Exhibit D; however, said Exhibit D was inadvertently omitted from the list of Exhibits attached to the Amendment. A copy of PSC's current End-User Product License Agreement for the Selected PSC Products is attached hereto. Such End-User Product License Agreement is subject to change by PSC from time to time without notice to AP. In accordance with the terms and conditions of Section 3.3 of the Agreement, AP shall deliver each PSC Product to its customers unopened with the above-mentioned End-User Product License Agreement in tact.

     d. Sections 4(d), 4(e), and 4(f) specify the license royalty, maintenance royalty, and upgrade royalty arrangements respectively. The terms and conditions set forth in Sections 4(d), 4(e), and 4(f) shall remain the same, except that:

          (i)  The annual revenue goal specified in the last paragraph of
               Section 4(d) shall be increased from US$1,920,000 to US$2,500,000. In the event AP pays royalties to PSC for initial license, initial maintenance and upgrade fees in excess of US$2,500,000 in any one year period beginning on July 1st of each year and ending on June 30th of the following year, the royalty rate on such license and upgrade fees will drop from 17% to 16% for orders processed during the remainder of such one year period. Any royalties paid by AP to PSC or a PSC subsidiary for initial license, initial maintenance and upgrade fees on Selected PSC products ordered by AP for installation at an AP customer location outside of North America shall be applied to the above-mentioned goal (except for orders placed by AP through a PSC distributor). AP's performance in relation to the above-mentioned annual revenue goal will be monitored by PSC's Bedford, Massachusetts headquarters. AP shall be responsible for promptly reporting to PSC's Bedford, Massachusetts headquarters any royalties paid by AP to a PSC subsidiary which, pursuant to the provisions above, should be counted toward the annual revenue goal.


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          (ii) For each Covered Application license installed at an AP customer location outside of the United States, the royalty formulas specified in Sections 4(d), 4(e) and 4(t) shall be applied to the total local sales price for the Symix portion of the Covered Application (if different from AP's U.S. sales price).

     e. Section 5 of the Amendment states, in the first sentence, that the terms and conditions of the Amendment shall only apply to AP's distribution of the Selected PSC Products in conjunction with the Covered Applications solely in North America. The territory limitation shall no longer apply. The requirement that the Selected PSC Products be distributed in conjunction with the Covered Applications will continue in full force and effect. The remaining provisions of Section 5 of the Amendment concerning the purchase of licenses of PSC products not covered under the definition of "Selected PSC Products" shall remain in effect.

     f. Section 7 of the Amendment specifies the ordering, payment and reporting procedures for the Selected PSC products ordered and deployed by AP in conjunction with each Covered Application(s) license. As of the Effective Date of this Second Amendment, the ordering, payment and reporting procedures specified in Section 7 of the Amendment will be replaced with the following procedures:


          INSTALLATIONS IN NORTH AMERICA:

               SELECTED PSC PRODUCT ORDERS: For each AP customer location in North America requiring Selected PSC Products in conjunction with the Covered Applications(s), AP shall order such Selected PSC Products from PSC's United States headquarters in Bedford, Massachusetts ("PSC Headquarters"). With each order, AP shall provide PSC with the following information: the customer name, address, number of users, AP's Net License Fee, PSC's Product Royalty calculated in accordance with Section 4(d) of the Amendment. PSC shall invoice AP for the Product Royalty owed to PSC under each order.

               ORDERS FOR RENEWAL MAINTENANCE: For each Covered Application(s) license installation in North America requiring a renewal PSC maintenance term pursuant to Section 4(e)(ii) of the Amendment (provided that such maintenance is generally offered by PSC to its customers), AP shall submit an order to PSC Headquarters within thirty (30) days prior to the expiration of the current maintenance term. In each such order, AP shall provide PSC with the following information: the customer name, location, number of users, PSC product serial number(s), the original Net License Fee of the Covered Application(s) licensed to the AP customer, and PSC's Maintenance Royalty calculated in accordance with
               Section 4(e)(ii) of the


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               Amendment.  PSC shall invoice AP for the Maintenance Royalty owed to PSC under each order.

               ORDERS FOR UPGRADES TO THE SELECTED PSC PRODUCT(S): For each Covered Application(s) installation in North America requiring an increase in the user count of the Selected PSC Product(s) or a generally available update to the Selected PSC Product(s), AP shall submit an order to PSC Headquarters. Such order shall include: the customer name, location, PSC product serial number(s), current number of users, number of users after the increase (if applicable), the version of the Selected PSC Products ordered (if ordering an update), PSC Product Royalty and PSC Maintenance Royalty in accordance with Sections 4(d) and 4(e)(ii) of the Amendment (if additional license and/or maintenance revenue is generated by AP from the user count increase or the update). PSC shall invoice AP for the Product and/or Maintenance Royalties owed to PSC under each order.

               REPORTING OF UPGRADES TO THE COVERED APPLICATION(S): In accordance with Section 4(f) of the Amendment, PSC is entitied to a Product Royalty payment on any license and maintenance revenue obtained by AP from upgrades to the Covered Applications, even if such upgrades do not involve upgrades to the Selected PSC Products. If AP performs an upgrade to a Covered Application(s) license which does not require an order for an upgrade to the Selected PSC Products, and license and/or maintenance revenue is generated from such upgrade, AP shall immediately report to PSC the following information regarding the upgrade to the Covered Application(s) license: customer name, location, PSC serial number(s), PSC Product Royalty and Maintenance Royalty in accordance with Sections 4(d) and 4(e)(ii) of the Amendment (if additional license and/or maintenance revenue is generated by AP from the upgrade). Upon receipt of the report from AP, PSC shall invoice AP for the Product and/or Maintenance Royalties owed to PSC in connection with each reported upgrade.

               PAYMENT OF INVOICES:  AP shall pay all invoices within thirty
               (30) days of the invoice date provided AP meets PSC's credit requirements. Otherwise, payment shall be made in advance or on a C.O.D. basis. Interest shall accrue on any delinquent amounts owed by AP for PSC products at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable usury law.

          INSTALLATIONS IN PSC SUBSIDIARY COUNTRIES:

               The ordering, payment and reporting obligations shall be the same as those set forth above, except that all orders for Selected PSC Products to be installed in a local PSC subsidiary country shall be placed with the local


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               PSC subsidiary, all upgrade reports delivered to the local PSC subsidiary, and all invoices generated by the local PSC subsidiary. AP shall make all payments to the local PSC subsidiary in the currency specified in the invoice.

          INSTALLATIONS OUTSIDE OF NORTH AMERICA AND OUTSIDE OF A PSC SUBSIDIARY
          COUNTRY:

               For AP customer installation locations outside of North America and outside a PSC subsidiary location, AP shall have the option of: (a) ordering Selected PSC Products from PSC under the special royalty arrangements set forth in the Amendment and this Second Amendment by following the ordering, payment and reporting obligations described above for installations in North America, or (b) ordering the Selected PSC Products from a local PSC distributor. If AP elects to order the Selected PSC Products through a PSC distributor, then such order shall be subject to the PSC distributor's then-current pricing and shall not be subject to the special terms and conditions set forth in the Amendment and this Second Amendment.


     g. Section 8 of the Amendment specifies the conversion options available for AP's existing customers who have purchased PROGRESS-based Symix applications which incorporate PROGRESS Version 6 or an earlier PROGRESS version and who desire to upgrade to the Covered Applications including the Selected PSC Products. The terms and conditions set forth in Section 8 shall remain the same, except that, for purpose of clarification, the one hundred and fifty dollars ($150.00) per user conversion fee referenced in Section 8 of the Amendment shall be calculated in U.S. dollars regardless of the installation location.

     h. Section 11 of the Amendment specifies the term of the Agreement and the Amendment. The Agreement is scheduled to terminate as of July 1, 1998, and pursuant to the terms and conditions of Section 11 of the Amendment, the Amendment would automatically terminate upon termination of the Agreement. The term of the Agreement shall be extended on an indefinite basis subject to termination pursuant to
          Article 10 of the Agreement. Except as otherwise specified in this paragraph 2(h), the terms and conditions of Section 11 of the Amendment shall continue in full force and effect.

     i. Exhibit A of the Amendment was supposed to list the PSC products included in the definition of Selected PSC Products; however, at the time the Amendment was mutually-executed, the list of Selected PSC Products was included in Exhibit B rather than Exhibit A. Thus, all references Selected PSC Products in the Amendment and this Second Amendment shall mean the PSC products listed in Exhibit B to the Amendment.


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3.   AP agrees that all Selected PSC Product licenses delivered by AP to AP customers shall be in compliance with all applicable laws concerning the exporting, importing and re-exporting of products as referenced in the attachment hereto entitied "Restricted Country Groups".

4. PSC shall provide AP with a master copy of generally available evaluation versions of the Selected PSC products on all available operating platforms, and shall grant AP a license to copy and distribute such evaluation versions of the Selected PSC products to AP customers in combination with an evaluation version of the Covered Applications subject to the following terms and conditions:

     a. AP must display an evaluation agreement in a prominent location in the packaging and/or the installation routines, said evaluation agreement including terms and conditions substantially similar to those set forth in PSC's standard form of evaluation license agreement attached hereto. Such evaluation agreement between AP and AP's customer shall in any event contain the following terms and conditions:

          (i) warranty and liability limitations, confidentiality obligations and limitations on copying, modifying, reverse engineering, or altering the evaluation software, which are no less restrictive than those set forth in PSC standard evaluation agreement attached hereto, with all such terms and conditions applying with the same force and effect for the benefit of AP's suppliers;

          (ii) an express provision notifying the AP customer that the evaluation software may contain a disabling function triggered automatically upon expiration of the evaluation license period;

          (iii) a provision specifying that the evaluation software should not be used in connection with AP customer's regular data processing activities; and

          (iv) a provision stating that title to software products of AP's supplier, including patents, copyrights and property rights applicable thereto, shall at all times remain solely and exclusively with such supplier;

     b. AP shall maintain sole control over all copies of the master media and shall not release any such copies to any other party, including, but not limited to, AP's authorized distributors and replication companies;

     c. AP shall indemnify, defend and hold PSC, and its officers, directors, employees and agents harmless from and against any costs, damages, and expenses, including but not limited to reasonable attorney's fees, resulting from any demand, claim, or cause of action against PSC arising out of AP's distribution of the evaluation version of the Selected PSC Products to AP customers; and


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     d.   Following the termination of this Second Amendment, AP shall immediately return to PSC all master copies of the evaluation software for the Selected PSC Products.

5. Exhibit B to the Amendment shall be deemed to be updated to include AP's SyteWeb module which is an add-on module to AP's SyteLine application (the SyteLine application is already listed in Exhibit B and included in the definition of Covered Application). For new Covered Application licenses including the SiteWeb application or existing Covered Application licenses where the Site Web application is provided as an add-on module, AP may include a WebSpeed transaction server license for 5 concurrent agents, subject to payment of license and maintenance royalties on the total sales price for SiteWeb application in accordance with the terms and conditions of the Amendment and this Second Amendment. Any increases to the concurrent agent count for the WebSpeed transaction server licenses shall be subject to PSC's then-current standard license and maintenance fees, less then applicable AP discounts.

6. The term of this Second Amendment shall commence as of the Effective Date defined above, and shall continue in force until the termination of the Amendment pursuant to Section 11 of the Amendment (as modified by Section 2(h) above).

7. Except as may be modified or amended by this Second Amendment, the terms and conditions of the Agreement (as previously amended by the Amendment) shall remain in effect until the termination of the Agreement. No other modifications or additions are made to the Agreement. The Agreement, Amendment, and this Second Amendment constitute the entire agreement between the parties with respect to the subject matter hereof. In the event of conflict among the terms and conditions of the Agreement, the Amendment, or this Second Amendment, the order of precedence shall be: first, this Second Amendment, second, the Amendment, and third and finally, the Agreement.

     IN WITNESS WHEREOF, this Second Amendment has been executed under seal for and on behalf of each of the parties hereto by their duly authorized representative as of the date first set forth above.


PROGRESS SOFTWARE CORPORATION   SYMIX COMPUTER SYSTEMS, INC.


By:    /s/ David Vesty                   By:    /s/ Lawrence DeLeon
       ----------------------------             -------------------------------

Name:  David Vesty                      Name:   Lawrence DeLeon
       ----------------------------             -------------------------------

Title: Vice  President                   Title: CFO
       ----------------------------             -------------------------------



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